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                                                                      EXHIBIT 23



                                                   PricewaterhouseCoopers LLP
                                                   254 Munoz Rivera Ave.
                                                   BBV Tower, 9th Floor
                                                   Hato Rey, PR 00918
                                                   Telephone: (787) 754 9090
                                                   Facsimile: (787) 766 1094





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106656) of First BanCorp of our report dated June 18, 2004 relating to the financial statements of FirstBank 401(k) Retirement Plan for Residents of the Puerto Rico which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP


San Juan, Puerto Rico
June 18, 2004